UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: June 24, 2016
(Date of earliest event reported)

Advanced Disposal Services, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-191109	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32801
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
_________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           By unanimous written consent dated June 24, 2016, the Board of Directors (the “Board”) of Advanced Disposal Waste Holdings Corp. (the “Parent”), the parent company of Advanced Disposal Services, Inc., amended the Advanced Disposal Waste Holdings Corp. 2012 Stock Incentive Plan (the “2012 Plan”) to allow for the grant of performance shares, restricted shares, restricted share units and other equity awards in addition to stock options and stock purchase rights as originally provided for under the 2012 Plan.  A copy of the amended and restated 2012 Plan is filed as Exhibit 10.1 hereto.   On the same date, the Board approved Forms of Performance Share Unit, Restricted Share, Restricted Share Unit and Non-Qualified Stock Option Award Agreements under the 2012 Plan, copies of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto, respectively.

By unanimous written consent dated June 24, 2016, the Board approved the following grants under the 2012 Plan:

NEO Name	Position	Stock Options	Restricted Stock	Performance Share Units (Target)
Richard Burke	CEO	963.56	302.17	604.34
Steve Carn	CFO	291.82	91.51	183.03
John Spegal	COO	328.30	102.95	205.91
Michael Slattery	GC	254.65	79.86	159.72
William Westrate	CAO	193.40	60.65	121.30

Stock options have an exercise price of $1,158.29 per share.  The grants of stock options and restricted stock will vest in three equal installments over each of the first three anniversaries of the date of grant.  The performance share units that are earned in accordance with the performance criteria set forth in the relevant award agreements will vest in full on the third anniversary of the date of grant.  Calculation of the number of performance share units earned will be based on the following factors, which shall be weighted as follows:

•	EBITDA: 50%
•	Free Cash Flow: 30%
•	Revenue to Plan (excluding fuels surcharges, commodities and landfill gas sales): 20%

Performance with respect to the aforementioned performance factors at the following levels will result in earning the following percentages of performance share units.  Performance in between the various levels articulated below will be linearly interpolated.

Attainment %	Earned PSUs%
<90%	0%
90%	25%
93%	44%
95%	63%
98%	81%
100%	100%
102%	115%
104%	130%
106%	145%
108%	160%
110%	175%

Performance will be measured separately for each of the three years in the performance period against performance targets set by the compensation committee of the Board for each of those years based on Advanced Disposal Services, Inc.’s budget.  Such performance targets will be communicated annually to the participant.  The total number of performance share units earned at the conclusion of the three-year performance period will be the sum of the performance share units earned with respect to each individual year in the performance period.

On June 24, 2016, the Registrant and Mr. Richard Burke, its Chief Executive Officer, entered into an amendment to Mr. Burke’s employment agreement with the Registrant (the “Amendment”).  The Amendment adjusts the performance criteria applicable to performance-based stock options that Mr. Burke is eligible to earn with respect to 2016.  Previously, the only applicable performance criterion was EBITDA; the Amendment provides that the number of performance-based stock options earned will be based on EBITDA (50%) and free cash flow (50%).  The Amendment also clarifies that the full potential grant of performance-based stock options (covering up to 4,000 shares of Parent’s common stock) is still available to be earned by Mr. Burke.

Item 9.01                     Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan
10.2	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Performance Share Unit Award Agreement for Named Executive Officers
10.3	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Restricted Share Award Agreement for Named Executive Officers
10.4	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Restricted Share Unit Award Agreement for Named Executive Officers
10.5	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Non-Qualified Stock Option Award Agreement for Named Executive Officers
10.6	Second Amendment to the Employment Agreement between Advanced Disposal Services, Inc. and Richard Burke

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: June 30, 2016

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Exhibit Index

Number and Description of Exhibit

10.1	Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan
10.2	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Performance Share Unit Award Agreement for Named Executive Officers
10.3	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Restricted Share Award Agreement for Named Executive Officers
10.4	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Restricted Share Unit Award Agreement for Named Executive Officers
10.5	Form of Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan Non-Qualified Stock Option Award Agreement for Named Executive Officers
10.6	Second Amendment to the Employment Agreement between Advanced Disposal Services, Inc. and Richard Burke

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